UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2019

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 25, 2019, Newell Brands Inc., a Delaware corporation (the “Company”) instructed U.S. Bank National Association, the trustee (the “Trustee”) for the Company’s 5.000% Notes due 2023 (the “Notes”), to deliver a notice of redemption to the holders of the Notes. Pursuant to the notice of redemption, the Company will redeem the entire aggregate principal amount of the Notes issued and outstanding under the Indenture dated as of November 19, 2014, between the Company and the Trustee (the “Indenture”), in accordance with the terms for redemption contained in the Indenture. The Company will redeem the Notes on November 25, 2019 (the “Redemption Date”) for a redemption price calculated in the manner set forth in the notice of redemption.

Also, on October 25, 2019, the Company’s Subsidiary, Jarden LLC (the “Subsidiary”) instructed Wells Fargo Bank, National Association, the trustee (the “Jarden Trustee”) for the Subsidiary’s 5% Senior Notes due 2023 (the “Senior Notes”), to deliver a notice of redemption to the holders of the Senior Notes. Pursuant to the notice of redemption, the Subsidiary will redeem the entire aggregate principal amount of the Senior Notes issued and outstanding under the Indenture dated as of October 30, 2015, between the Subsidiary (formerly known as Jarden Corporation) and the Jarden Trustee (the “Jarden Indenture”), in accordance with the terms for redemption contained in the Jarden Indenture. The Company will redeem the Senior Notes on November 25, 2019 (the “Redemption Date”) for a redemption price calculated in the manner set forth in the notice of redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: October 25, 2019	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal & Administrative Officer and Corporate Secretary